UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 8, 2004

    Greer Bancshares Incorporated
(Exact Name of Registrant as Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-33021	571126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina (Address of Principal Executive Offices)	29650 (Zip Code)

    (864) 877-2000
(Registrant's Telephone Number, Including Area Code)

    N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

        On September 8, 2004, Greer State Bank, a wholly-owned subsidiary of Greer Bancshares Incorporated, entered into an employment agreement with Kenneth M. Harper to serve as the president of the bank. The term of the agreement commenced on July 7, 2004 and may be terminated by either party upon 180 days prior written notice. Under the agreement, Mr. Harper will receive a base salary of $145,000 per year, which may be increased from time to time with the approval of the personnel committee of the board of directors. Upon execution of the agreement, Mr. Harper received a bonus of 200 shares of common stock of Greer Bancshares Incorporated. Upon the adoption of an incentive stock option plan, Mr. Harper is entitled to receive an option to purchase 50,000 shares of Greer Bancshares Incorporated. The bank will also adopt a salary continuation plan that will pay Mr. Harper $50,000 per year for 15 years upon attaining the age 65 subject to a vesting schedule. He is also entitled to receive incentive compensation equal to 11% of his prior calendar year base salary for each five basis points that the bank's return on average assets exceeds 1.10% for the preceding calendar year; provided, however, that in no event shall the total amount of incentive compensation for any calendar year exceed 33% of his base salary for the prior calendar year. Mr. Harper will receive an automobile allowance of $1,000 per month and is entitled to participate in the bank's insurance, health, retirement, and other benefit plans. During his employment and for a period of one year thereafter, Mr. Harper is prohibited from (a) competing with the bank within Greenville and Spartanburg Counties, South Carolina; (b) soliciting the bank's customers for a competing business; or (c) soliciting the bank's employees for a competing business. The employment agreement is filed as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

        From January 1995 until he joined Greer State Bank, Mr. Harper served in various capacities with Carolina First Bank. Most recently, he served as Executive Vice President-Senior Commercial Banker of the National Accounts/Commercial Real Estate Group from January 2003 until he resigned and Executive Vice President and Market President of the Update South Carolina Banking Group from November 2000 to January 2003. Previous positions with Carolina First Bank included Executive Vice President of the South Carolina Corporate Banking Group, Senior Vice President/Commercial Banking Manager of the South Carolina Commercial Banking Group, and Vice President-Commercial Lending Officer of the South Carolina Commercial Banking Group.

        See disclosure under Item 1.01 above for material terms of Mr. Harper's employment agreement with Greer State Bank.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

             (c)        Exhibits.

              The following exhibit is filed as part of this report:

Exhibit
Number                          Description

Exhibit 10.1                    Employment Agreement between Greer State Bank and Kenneth M. Harper dated September 8, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 10, 2004	GREER BANCSHARES INCORPORATED By: /s/ J. Richard Medlock, Jr. J. Richard Medlock, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number                          Description

Exhibit 10.1                    Employment Agreement between Greer State Bank and Kenneth M. Harper dated September 8, 2004.

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